     Exhibit 10.103
Execution Version

WARRANT AGREEMENT
THIS WARRANT AGREEMENT (this “Agreement”), is made and entered into as of January 29, 2024 (the “Effective Date”), by and between Akebia Therapeutics, Inc., a Delaware corporation (the “Company”), and Kreos Capital VII Aggregator SCSp (“Holder”).
Recitals
In order to induce Kreos Capital VII (UK) Limited (“Lender”) to enter into that certain Loan Agreement dated as of January 29, 2024 (the “Loan Agreement”), between the Company, as borrower, and Lender, as lender, the Company has agreed to issue to Holder (an Affiliate of the Lender), upon the occurrence of certain events, Warrants (as defined below) to purchase such number of shares of Common Stock, par value $0.00001 (the “Common Stock”), of the Company (the “Warrant Shares” and, together with such Warrants and all shares of Common Stock (as defined below) or other securities, if any, issuable upon conversion of the Warrants, the “Securities”), and at such exercise price, as determined pursuant to this Agreement.
Terms
1.Definitions. Terms used in this Agreement and not otherwise defined shall have the meaning given to them in the Loan Agreement. In addition to terms separately defined in this Agreement, as used in this Agreement, the following terms have the following meanings:
“Affiliate” means with respect to any specified entity, any other entity that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the specified entity, where the term “control”, “controlled”, or “controlling” as used in this definition means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.
“Related Fund” in relation to a fund or account (the "first fund"), means: (i) a fund or account which is managed or advised by the same investment manager or investment adviser as the first fund; or (ii) if it is managed by a different investment manager or investment adviser, a fund or account whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund; or (iii) that investment manager or investment adviser itself.
“Warrant” means a warrant to purchase Warrant Shares issued by the Company pursuant to this Agreement and in the form set forth on Exhibit A.
2.Issuance of Warrants.
(a)Initial Warrant. The Company shall issue a Warrant (the “Initial Warrant”) reflecting the Holder’s right to purchase 3,076,923 Warrant Shares upon the closing of the transactions contemplated by the Loan Agreement (the “Initial Issue Date”).
(b)Tranche C Warrant. The Company shall issue a Warrant (the “Tranche C Warrant”) reflecting the Holder’s right to purchase 1,153,846 Warrant Shares upon the first drawdown of Tranche C as contemplated by the Loan Agreement (the “Tranche C Issue Date” and together with the Initial Issue Date, as applicable, the “Issue Date”).
(c)Shares; Exercise Price. The Exercise Price per Warrant Share for the Initial Warrant and the Tranche C Warrant shall be equal to $1.30 (the “Exercise Price”).
(d)Warrant Closings; Deliveries. The closing of a Warrant issuance (a “Warrant Closing”) shall take place remotely via exchange of documents. At the Warrant Closing, the Company shall deliver an original Warrant dated as of the date of the Warrant Closing, duly executed by an authorized officer of the Company.
3.Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Holder as follows:
(a)The Warrant Shares and all shares of Common Stock or other securities, if any, issuable upon conversion of the Warrant Shares shall, upon issuance in accordance with the terms of the applicable Warrant, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws. The Company covenants that it shall, if applicable, at all times following an Issue Date described in Section 2(a) or Section 2(b) of this Agreement, as applicable, cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of Common Stock and other securities as will be sufficient to permit the exercise in full of the Warrant and the conversion of the Warrant Shares into Common Stock or such other securities.
(b)If the issuance of any of the Securities require approvals or registrations under applicable state “blue sky” or federal securities laws, the Company will use its commercially reasonable efforts to obtain such approvals or registrations as may be appropriate.
(c)Any corporate action required to be taken by the Board of Directors and/or stockholders of the Company in order to authorize the Company to enter into this Agreement and the Warrant, and to issue the applicable Securities has been taken or, with respect to the Securities, will be taken prior to the date of issuance of such Securities. All action on the part of the officers of the Company necessary for the execution and delivery of this Agreement and the Warrant and the performance of all respective obligations of the Company thereunder has been taken or, in the case of the Warrant, will be taken prior to date of issuance of the Warrant. This Agreement constitutes, and the Warrant will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.
(d)Assuming the accuracy of the Holder’s representations and warranties in Section 4 of this Agreement, the execution, delivery and performance of the Agreement will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, (i) a default under any law applicable to the Company or any instrument, judgment, order, writ, decree, contract or agreement to which the Company is a party or by which its assets are bound except such defaults as would not reasonably be expected to materially and adversely affect the Company; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.
4.Representations and Warranties of Holder. Holder represents and warrants to the Company as of the date hereof, and as of the date of issuance of the Warrant, as follows:
(a)Purchase for Own Account. The applicable Securities are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the U.S. Securities Act of 1933, as amended (the “Securities Act”). Holder also represents that it has not been formed for the specific purpose of acquiring any of the Securities.
(b)Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of the applicable Securities. Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the applicable Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.
(c)Investment Experience. Holder understands that the purchase of the Securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in the Securities and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in the applicable Securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.
(d)Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.
(e)The Securities Act. Holder understands that the applicable Securities will not be registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands any Securities issued must be held indefinitely unless subsequently registered under the Securities Act and qualified under applicable state securities laws, or unless exemption from such registration and qualification are otherwise available.
5.Restrictive Legends.
(a)Legend. Holder understands that any certificates representing the Securities shall be stamped or imprinted with a legend substantially similar to the following (in addition to any other legend required by applicable law):
THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER AND ANY SHARES ISSUABLE UPON CONVERSION THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.
(b)Instructions Regarding Transfer Restrictions. Holder consents to the Company making a notation on its records and giving instructions to any transfer agent, if applicable, in order to implement the restrictions on transfer established in Section 5(a) of this Agreement.
(c)Removal of Legend. The legend identified in Section 5(a) of this Agreement stamped or imprinted on any certificate evidencing any Securities and any stock transfer instructions and record notations with respect to such Securities, if applicable, shall be removed and the Company shall issue a certificate without such legend to the holder of such Securities if (i) such Securities are registered under the Securities Act, or (ii) such holder provides the Company with an opinion of counsel reasonably satisfactory to the Company and its transfer agent, if applicable, to the effect that a sale or transfer of such Securities may be made without registration or qualification. The Company agrees that it shall not require an opinion of counsel if (x) there is no material question as to the availability of Rule 144 (without restriction, including the provisions of Rule 144(c), (e) or (f)) promulgated under the Securities Act or (y) the transfer is to an Affiliate or Related Fund of Holder, provided that any such transferee is an “accredited investor” as defined in Regulation D promulgated under the Securities Act.
6.Transfer of the Securities. The Securities may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee.
7.General Provisions.

(a)Entire Agreement. This Agreement (including the Exhibit) constitutes the entire agreement among the parties and supersedes and cancels any prior agreements, representations, warranties, or communications, whether oral or written, among the parties relating to the subject matter of, or the transactions contemplated by, this Agreement. Neither this Agreement nor any of its provisions may be modified, changed, waived, discharged, or terminated orally. This Agreement may only be modified, changed, waived, discharged, or terminated by an agreement in writing signed by the party against whom or which the enforcement of such modification, change, waiver, discharge, or termination is sought.
(b)Assignment, Successors and Assigns. The rights and obligations under this Agreement may be assigned by Holder. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
(c)Notices. All notifications, requests, demands, and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed given when mailed (with return receipt requested), emailed, faxed (which is confirmed), or sent via a recognized overnight courier service such as Federal Express, to the parties at the addresses set forth on the signature page, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.
(d)Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to its principles regarding conflicts of law.
(e)Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including PDF) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
(f)Attorney’s Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party in such shall be entitled to receive from the non-prevailing party the prevailing party’s reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which it may be entitled.
(g)No Further Obligations. The Company acknowledges and agrees that the Holder has not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than with regard to the Loan Agreement. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by the Holder or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any the Holder or its representatives and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by the Holder and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. The Holder shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.
(h)Certain Remedies. Each party acknowledges and agrees that the other party would be damaged irreparably if this Agreement is not performed in accordance with its terms or otherwise is breached and that a party will be entitled to an injunction and other equitable relief (without posting any bond or other security) to prevent breaches hereof and to enforce specifically this Agreement and its terms in addition to any other remedy to which such party may be entitled hereunder.

(i)Tax Treatment. The Holder and the Company intend and agree that (i) the Initial Warrant and Tranche A drawn on the Initial Issue Date pursuant to the Loan Agreement are to be treated as an “investment unit” within the meaning of Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h), (ii) the Tranche C Warrant and the first drawn portion of the Tranche C pursuant to the Loan Agreement are to be treated as an “investment unit” within the meaning of Section 1273(c)(2) of the Code and Treasury Regulation Section 1.1273-2(h), and (iii) the fair market values of the Initial Warrant, Tranche C Warrant, Tranche A and Tranche C shall be reasonably determined by the Company with the consent of the Holder (not to be unreasonably withheld, delayed or conditioned). The parties hereto agree not to take a position inconsistent with this Section 7(i) for U.S. federal and applicable state and local income tax purposes unless required by a final “determination” within the meaning of Section 1313 of the Code to the contrary.

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IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed and delivered this Agreement as of the Effective Date.
AKEBIA THERAPEUTICS, INC.
By: /s/ Ellen Snow
Name: Ellen Snow
Title: Chief Financial Officer

Address per Section 7(c):
245 First Street
Cambridge, MA 02142

Attn: Chief Financial Officer and Chief Legal Officer
Email: [**]

KREOS CAPITAL VII AGGREGATOR SCSp
By: /s/ Mark Collins
Name: Mark Collins
Title: Manager

Address per Section 7(c):
1 Boulevard de la Foire
1528, Luxembourg

Attn: Sonia Benhamida, Guy Arbib, Alexander Babulevich
Email: [**]

[Signature Page to Warrant Agreement]

EXHIBIT A
Form of Warrant
Incorporated by reference to Exhibit 4.7 of this Annual Report on Form 10-K filed with the
Securities Exchange Commission on March 14, 2024